Exhibit 99.1

Digital Currency Group Announces Plan to Increase Purchase of Shares of

Grayscale Bitcoin Trust (OTCQX: GBTC)

New York, October 20, 2021 (GLOBE NEWSWIRE) – Digital Currency Group, Inc. (“DCG”), the parent company of Grayscale Investments, LLC, has authorized the purchase by DCG of up to a total of $1 billion worth of shares of Grayscale Bitcoin Trust (OTCQX: GBTC). This increases DCG’s prior authorization to purchase up to $750 million worth of shares of GBTC by $250 million.  As of October 19, 2021, DCG has purchased $388 million worth of shares of GBTC. DCG plans to use cash on hand to fund the purchases and will make the purchases on the open market, at management’s discretion, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The share purchase authorization does not obligate DCG to acquire any specific number of shares in any period, and may be expanded, extended, modified, or discontinued at any time. The actual timing, amount and value of share purchases will depend entirely upon a number of factors, including the levels of cash available, price, and prevailing market conditions. Information regarding stock purchases will be available in the GBTC periodic reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q as required by the applicable rules of the Exchange Act.

About Digital Currency Group

Founded in 2015 by CEO Barry Silbert, DCG is the most active investor in the blockchain sector, with a mission to accelerate the development of a better financial system through the proliferation of digital assets and blockchain technology. Today, DCG sits at the epicenter of the industry, backing more than 175 blockchain-related companies in over 35 countries. DCG also invests directly in digital currencies and other digital assets. In addition to its investment portfolio, DCG is the parent company of Genesis (a global digital asset prime brokerage), Grayscale Investments (the largest digital currency asset manager), CoinDesk (a leading financial media, data, and information company), Foundry (a leader in bitcoin mining and staking), Luno (a leading cryptocurrency platform with a large international footprint) and TradeBlock (a leading provider of tools and data for institutional cryptocurrency traders).

About Grayscale Investments®

Grayscale Investments is the world’s largest digital currency asset manager, with more than $53.5 billion in assets under management as of October 19, 2021. Through its family of investment products, Grayscale provides access and exposure to the digital currency asset class in the form of a traditional security without the challenges of buying, storing, and safekeeping digital currencies directly. With a proven track record and unrivaled experience, Grayscale’s products operate within existing regulatory frameworks, creating secure and compliant exposure for investors. Grayscale products are distributed by Genesis Global Trading, Inc. (Member FINRA/SIPC, MSRB Registered). For more information, please visit grayscale.co and follow @Grayscale.

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This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including information regarding purchases by DCG of shares of GBTC. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and may contain words such as “expect,” “will,” “believe” or “plan.” By their nature, forward-looking statements address matters that are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of GBTC common shares; adverse developments affecting either or both prices and trading of exchange-traded securities, including securities quoted on the OTCQX; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of DCG. These uncertainties may cause actual future events to be materially different than those expressed in our forward-looking statements, including with respect to the duration of the purchase program. We do not undertake to update our forward-looking statements.